99.1     Press Release dated May 10, 2012

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Reaffirms 2012 Full-Year Guidance

•	Service Fee Revenue, net of contractual allowances and discounts (“Revenue”) was $168.5 million, an increase of 17.0% from $144.1 million in the first quarter of 2011

•	Adjusted EBITDA(1) was $29.1 million, an increase of 13.3% from $25.7 million in the prior year’s first quarter; RadNet’s trailing twelve month Adjusted EBITDA(1) rises to $118.9 million

•	RadNet substantially narrowed loss in the quarter; reports essentially breakeven per share earnings compared to a per share loss of $(0.02) in the prior year’s first quarter

•	Same Center procedural volumes increased 5.6% as compared with the first quarter of 2011

•	RadNet reaffirms 2012 guidance levels

LOS ANGELES, California, May 10, 2012 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 232 owned and/or operated outpatient imaging centers (inclusive of 23 facilities held in Joint Ventures), today reported financial results for its first quarter of 2012.

Financial Results

For the first quarter of 2012, RadNet reported Revenue of $168.5 million, Adjusted EBITDA(1) of $29.1 million and Net Loss of $111,000.  Revenue increased $24.4 million (or 17.0%), Adjusted EBITDA(1) increased $3.4 million (or 13.3%) and Net Loss decreased $765,000, respectively, over the first quarter of 2011.  Per share Net Income for the first quarter was breakeven, compared to a Net Loss of $(0.02) per share in the first quarter of 2011 (based upon a weighted average number of diluted shares outstanding of 37.7 million and 37.3 million for these periods in 2012 and 2011, respectively).  Affecting operating results in the first quarter of 2012 were certain non-cash expenses and non-recurring items including:  $1.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options, restricted stock and warrants; $449,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $24,000 loss on the sale of certain capital equipment; $771,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $937,000 fair value gain from our interest rate swaps, net of the amortization of  an Accumulated Comprehensive Loss existing prior to April 6, 2010.

For the first quarter of 2012, as compared to the prior year’s first quarter, MRI volume increased 23.8%, CT volume increased 23.0% and PET/CT volume increased 14.6%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 18.9% over the prior year’s first quarter.  On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2012 and 2011, MRI volume increased 7.5%, CT volume increased 7.3% and PET/CT volume increased 5.8%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.6% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are pleased with our first quarter results, which show both strong aggregate and same-center Revenue and procedural volume growth.  While our aggregate growth was driven primarily by the CML acquisition completed last November, our organic volume growth of over 5% gives me reason to be optimistic about our operations for the remainder of the year.  Though the first calendar quarter is typically our most challenging quarter due to seasonality from adverse weather and increasing patient participation in higher deductible health plans, our trailing twelve month EBITDA of $118.9 is already approaching the low end of our 2012 guidance levels.”

Dr. Berger continued, “During the first quarter, we continued to execute on our operating plan of enhancing our regional market penetration and presence, driving operational efficiencies and broadening growth opportunities in our existing core markets.  As an example, during the quarter, we announced a joint venture with Barnabus Health, a premier hospital system in New Jersey, designed to deliver a fully integrated imaging network that provides convenient, high quality, cost effective and patient-centric medical imaging solutions for the medical communities of New Jersey.  Additionally, in April, we completed the acquisition of West Coast Radiology, a leading operator of five multimodality facilities in Orange County, CA, which greatly strengthens our footprint in Orange County and enhances our physician capabilities in that region.”

Dr. Berger added, “As we look forward to the coming quarters, we are focused on driving organic volumes, completing additional tuck-in transactions in existing markets, installing the eRAD suite of RIS and PACS in the RadNet network of facilities and establishing further strategic relationships with partners who enhance the number and quality of core market growth opportunities.”

2012 Guidance

RadNet reaffirms its previously announced 2012 fiscal year guidance ranges as follows:

Service Fee Revenue, Net of Contractual Allowances and Discounts (a)	$648 million - $688 million
Adjusted EBITDA(1)	$120 million - $130 million
Capital Expenditures (b)	$35 million - $40 million
Cash Interest Expense	$46 million - $51 million
Free Cash Flow Generation (c)	$30 million - $40 million

(a)
Equivalent to original guidance of $660 million to $700 million as adjusted for the adoption of ASU 2011-07 “Health Care Entities (Topic 954):  Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities”

(b)	Net of proceeds from the sale of equipment.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2012 results on Thursday, May 10th, 2012 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date:  Thursday, May 10, 2012
Time:  10:30 a.m. EDT
Dial In-Number:  888-219-1217
International Dial-In Number:  913-312-0720

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call.  There will also be simultaneous and archived webcasts available at http://viavid.net/dce.aspx?sid=00009747 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website.  An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 9486821.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 232 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2012 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:
RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,834	$2,455
Accounts receivable, net	133,971	128,432
Asset held for sale	-	2,300
Prepaid expenses and other current assets	19,859	19,140
Total current assets	155,664	152,327
PROPERTY AND EQUIPMENT, NET	220,206	215,527
OTHER ASSETS
Goodwill	159,593	159,507
Other intangible assets	52,199	53,105
Deferred financing costs, net	12,719	13,490
Investment in joint ventures	22,933	22,326
Deposits and other	2,970	2,906
Total assets	$626,284	$619,188
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$111,095	$103,101
Due to affiliates	3,213	3,762
Deferred revenue	1,162	1,076
Current portion of notes payable	6,243	6,608
Current portion of deferred rent	1,009	999
Current portion of obligations under capital leases	5,458	6,834
Total current liabilities	128,180	122,380
LONG-TERM LIABILITIES
Deferred rent, net of current portion	12,685	12,407
Deferred taxes	277	277
Line of credit	60,700	58,000
Notes payable, net of current portion	482,575	484,046
Obligations under capital lease, net of current portion	2,267	3,338
Other non-current liabilities	8,128	8,547
Total liabilities	694,812	688,995
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 38,225,482, and 37,426,460 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	4	4
Paid-in-capital	166,971	165,796
Accumulated other comprehensive loss	(664)	(946)
Accumulated deficit	(235,721)	(235,610)
Total Radnet, Inc.'s equity deficit	(69,410)	(70,756)
Noncontrolling interests	882	949
Total equity deficit	(68,528)	(69,807)
Total liabilities and equity deficit	$626,284	$619,188

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three months ended March 31,
	2012	2011
NET SERVICE FEE REVENUE
Service fee revenue, net of contractual allowances and discounts	$168,500	$144,083
Provision for bad debts	(6,484)	(5,031)
Net service fee revenue	162,016	139,052

OPERATING EXPENSES
Cost of operations	135,400	115,828
Depreciation and amortization	14,892	13,921
Loss on sale and disposal of equipment	24	259
Severance costs	449	145
Total operating expenses	150,765	130,153

INCOME FROM OPERATIONS	11,251	8,899

OTHER EXPENSES
Interest expense	13,567	12,915
Other income	(1,147)	(1,871)
Total other expenses	12,420	11,044

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(1,169)	(2,145)
Provision for income taxes	(245)	(147)
Equity in earnings of joint ventures	1,262	1,484
NET LOSS	(152)	(808)
Net (loss) income attributable to noncontrolling interests	(41)	68
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(111)	$(876)

BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.00)	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING Basic and diluted	37,669,921	37,257,683

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)
(Unaudited)

	Three months ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(152)	$(808)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,892	13,921
Provision for bad debt	6,484	5,031
Equity in earnings of joint ventures	(1,262)	(1,484)
Distributions from joint ventures	1,575	1,764
Deferred rent amortization	288	105
Amortization of deferred financing cost	771	748
Amortization of bond discount	65	58
Loss on sale and disposal of equipment	24	259
Amortization of cash flow hedge	276	306
Stock-based compensation	1,175	1,048
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(12,023)	(12,607)
Other current assets	(683)	(2,345)
Other assets	(64)	51
Deferred revenue	86	(186)
Accounts payable, accrued expenses and other	3,979	9,335
Net cash provided by operating activities	15,431	15,196
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(580)	(6,343)
Purchase of property and equipment	(13,962)	(15,616)
Proceeds from sale of equipment	410	235
Proceeds from sale of imaging facilities	2,300	-
Purchase of equity interest in joint ventures	(920)	(1,500)
Net cash used in investing activities	(12,752)	(23,224)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(4,479)	(6,490)
Deferred financing costs	-	(218)
Proceeds from, net of payments on, line of credit	2,700	15,900
Payments to counterparties of interest rate swaps, net of amounts received	(1,500)	(1,611)
Distributions to noncontrolling interests	(26)	(33)
Proceeds from issuance of common stock upon exercise of options/warrants	-	99
Net cash (used in) provided by financing activities	(3,305)	7,647
EFFECT OF EXCHANGE RATE CHANGES ON CASH	5	13
NET DECREASE IN CASH AND CASH EQUIVALENTS	(621)	(368)
CASH AND CASH EQUIVALENTS, beginning of period	2,455	627
CASH AND CASH EQUIVALENTS, end of period	$1,834	$259

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$6,841	$6,330

RADNET, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended March 31,
	2012	2011

Net Loss Attributable to RadNet, Inc. Common Shareholders	$(111)	$(876)
Plus Provision for Income Taxes	245	147
Plus Other Expenses (Income)	(1,147)	(1,871)
Plus Interest Expense	13,567	12,915
Plus Severence Costs	449	145
Plus Loss (Gain) on Sale of Equipment	24	259
Plus Depreciation and Amortization	14,892	13,921
Plus Non Cash Employee Stock Compensation	1,175	1,048
Adjusted EBITDA(1)	$29,094	$25,688

RADNET  PAYMENTS BY PAYORS *

	First Quarter	Full Year	Full Year
	2012	2011	2010

Commercial Insurance	55.5%	55.1%	55.7%
Medicare	19.6%	20.2%	19.3%
Capitation	14.7%	14.5%	15.3%
Workers Compensation/Personal Injury	4.4%	4.5%	4.1%
Medicaid	3.4%	3.4%	3.2%
Other	2.4%	2.3%	2.4%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year
	2012	2011	2010

MRI	35.4%	35.1%	34.3%
CT	16.0%	16.1%	17.5%
PET/CT	5.9%	6.0%	6.1%
X-ray	10.2%	10.1%	10.1%
Ultrasound	10.8%	10.9%	11.0%
Mammography	16.0%	15.9%	16.0%
Nuclear Medicine	1.5%	1.6%	1.7%
Other	4.1%	4.2%	3.2%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year
	2012	2011	2010

MRI	$496	$497	$501
CT	300	301	306
PET/CT	1,488	1,490	1,494
X-ray	41	41	40
Ultrasound	107	107	107
Mammography	133	134	135
Nuclear Medicine	322	321	322
Other	123	124	126

Note
* Based upon global payments received from consolidated imaging centers from dates of service from each respective period illustrated.  These global payments exclude payments from hospital reading contracts, BreastLink and other oncology operations, certain management fees, eRAD and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.